UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2011

Industrial Income Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-159445	27-0477259
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

Industrial Income Trust Inc. (the “Company”) is providing certain information in a supplemental document entitled “Supplemental Reporting Package for the Fourth Quarter and Year Ended December 31, 2010” (the “Supplemental Reporting Package”), which sets forth additional disclosure regarding the Company’s results of operations and financial performance for the quarter and year ended December 31, 2010. The Supplemental Reporting Package supplements the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 25, 2011. The Supplemental Reporting Package will be made available on the Company’s website (www.industrialincome.com) and is attached as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 2.02 and the attached Exhibit 99.1 is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

On March 2, 2011, the Company issued a press release announcing, among other things, that it will be hosting a public conference call on Friday, March 4, 2011, at 4:15 p.m. EST to review quarterly and annual financial and operating results for the quarter and year ended December 31, 2010. Evan Zucker, Chairman, Dwight Merriman, Chief Executive Officer, and Tom McGonagle, Chief Financial Officer, will discuss the fourth quarter and full year operating and financial data, as well as review the Company’s corporate strategy and acquisition activity.

A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K. Pursuant to the rules and regulations of the SEC, the information set forth in Exhibit 99.2 is deemed to have been furnished and shall not be deemed to be “filed” under the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 24, 2011, Stanley A. Moore and Dwight L. Merriman III were each elected by the board of directors (the “Board”) of the Company to serve as directors of the Company. Messrs. Moore and Merriman will stand for re-election with the other directors of the Company at the Company’s 2011 Annual Meeting of Stockholders. The Board has determined that Mr. Moore is independent within the meaning of the applicable (i) provisions set forth in the Company’s charter, (ii) requirements set forth in the Exchange Act and the applicable SEC rules, and (iii) although our shares are not listed on the New York Stock Exchange (the “NYSE”), independence rules set forth in the NYSE Listed Company Manual.

Mr. Moore has been appointed to serve as a member and as Chairman of both the Investment Committee and the Nominating and Corporate Governance Committee of the Board. As compensation for his service on the Board and the committees, Mr. Moore will receive the Company’s standard compensation for independent directors, including an annual retainer of $10,000 (prorated for a partial term) as Chairman of the Investment Committee, which was increased by the Board from an annual retainer of $5,000 on February 24, 2011.

There are no understandings or arrangements between Mr. Moore and any other person pursuant to which he was selected as a director. In connection with Mr. Moore’s election as a director of the Company, Mr. Moore and the Company entered into the Company’s form indemnification agreement. The Company’s form indemnification agreement, which is filed as Exhibit 10.6 to Pre-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11 (File No. 333-159445) filed with the SEC on November 2, 2009, is incorporated herein by reference.

Mr. Merriman has served as the Chief Executive Officer of the Company and its Advisor, Industrial Income Advisors LLC, since March 2010. In connection with Mr. Merriman’s appointment as the Company’s Chief Executive Officer in March 2010, the Board also elected Mr. Merriman as a director of the Company, but his election was subject to the condition that an additional independent director be first elected to the Board. Mr. Merriman’s election as a director of the Company became effective upon the election of Mr. Moore on February 24, 2011, as discussed above. Mr. Merriman has been appointed to serve as a member of the Investment Committee of the Board. He will not receive any compensation for his service on the Board.

Item 7.01 Regulation FD Disclosure.

On March 2, 2011, the Company also announced the appointment of J.R. Wetzel as Managing Director for the Company’s western region and the appointment of Peter Vanderburg as a Vice President of the Company, both effective March 1, 2011.

A copy of the press release announcing, among other things, the appointments of Messrs. Wetzel and Vanderburg is attached as Exhibit 99.2 to this Current Report on Form 8-K. Pursuant to the rules and regulations of the SEC, the information set forth in Exhibit 99.2 is deemed to have been furnished and shall not be deemed to be “filed” under the Exchange Act.

Item 8.01 Other Events.

Distribution for Second Quarter of 2011

On February 24, 2011, the Board authorized a quarterly cash distribution of $0.15625 per share of common stock for the second quarter of 2011. Individual distribution payments are calculated based on the number of days each stockholder has been a stockholder of record during the quarter. Distributions are calculated based on common stockholders of record as of the close of business on each day of the quarter. Distributions for stockholders participating in the Company’s distribution reinvestment plan will be reinvested into shares.

Acquisitions Under Contract

As of February 28, 2011, the Company had acquired or entered into agreements to acquire properties with an aggregate purchase price of $384.7 million, comprised of 33 buildings in eight markets that total approximately 7.0 million square feet. This includes three buildings currently under contract, including the Collington Distribution Center, the I-20 East Distribution Center, and the Tacoma Distribution Center (each as defined below). The Tacoma Distribution Center transaction is a “value-add” acquisition of a building that is currently vacant. Excluding this building, as of February 28, 2011, the portfolio included 32 core buildings with 51 tenants, an occupancy level of 98.8%, and an aggregate average remaining lease term (based on base rent) of 6.2 years. The estimated aggregate weighted-average purchase price capitalization rate for the portfolio is approximately 7.7%. There can be no assurances that the Company will complete the acquisition of the three buildings under contract. Below are summaries of the acquisitions under contract as of February 28, 2011:

Collington Distribution Center

On January 28, 2011, one of the Company’s wholly-owned subsidiaries entered into an agreement to acquire a 100% fee interest in one industrial building that is approximately 235,000 square feet on 19.7 acres located in the Baltimore, Maryland area (the “Collington Distribution Center”). The Company is currently completing its due diligence process associated with this acquisition. The Collington Distribution Center is currently 100% leased to the Branch Group Inc. d/b/a Rexel. The total purchase price is expected to be approximately $19.5 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. The Company estimates that the purchase price capitalization rate will be approximately 9.0%.

I-20 East Distribution Center

On February 24, 2011, one of the Company’s wholly-owned subsidiaries entered into an agreement to acquire a 100% leasehold interest in one industrial building that is approximately 1.3 million square feet on 90.5 acres located in the Atlanta, Georgia area (the “I-20 East Distribution Center”). The Company is currently completing its due diligence process associated with this acquisition. The I-20 East Distribution Center is currently 100% leased to Solo Cup Company. The total purchase price is expected to be approximately $33.8 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. The Company estimates that the purchase price capitalization rate will be approximately 8.8%.

Tacoma Distribution Center

On February 17, 2011, one of the Company’s wholly-owned subsidiaries entered into an agreement to acquire a 100% fee interest in one industrial building that is approximately 400,000 square feet on 18.0 acres located in the Tacoma, Washington area (the “Tacoma Distribution Center”). The Company is currently completing its due diligence process associated with this acquisition. The Tacoma Distribution Center is currently vacant. The total purchase price is expected to be approximately $20.0 million, exclusive of transfer taxes, due diligence expenses, and other closing costs.

This Current Report on Form 8-K contains forward-looking statements (such as those concerning distributions to the Company’s stockholders for the second quarter of 2011 and the acquisitions under contract) that are based on the Company’s current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, including, without limitation, risks that the Company will determine not to complete the acquisition of one or more of the acquisitions under contract, risk that the terms of the acquisitions under contract may change prior to closing, and those risks set forth in the “Risk Factors” section of the Company’s prospectus, dated September 14, 2010, as supplemented, and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010. Any of these statements could be inaccurate, and actual events or our investments and results of operations could differ materially from those expressed or implied. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements. The Company cannot assure you that it will attain its investment objectives.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Supplement document entitled “Supplemental Reporting Package for the Fourth Quarter and Year Ended December 31, 2010.”

99.2	Press Release of the Company, dated March 2, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL INCOME TRUST INC.

March 2, 2011

	By:	/s/ Thomas G. McGonagle
Name: Thomas G. McGonagle
Title: Chief Financial Officer and Treasurer

EXHIBIT INDEX

99.1	Supplement document entitled “Supplemental Reporting Package for the Fourth Quarter and Year Ended December 31, 2010.”

99.2	Press Release of the Company, dated March 2, 2011.